Exhibit 99.2

Forterra Announces Offering of $400 Million of Senior Secured Notes

IRVING, TX, June 30, 2020 (GLOBE NEWSWIRE) — Forterra, Inc. (“Forterra” or the “Company”) (NASDAQ: FRTA) today announced that Forterra Finance, LLC and FRTA Finance Corp., each a wholly owned subsidiary of the Company, intend, subject to market and other conditions, to offer $400 million aggregate principal amount of senior secured notes due 2025 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. Obligations under the Notes will be guaranteed by the Company and the Company’s existing and future subsidiaries (other than the issuers) that guarantee the Company’s senior secured term loan facility (the “Term Loan Facility”) and the obligations of the U.S. borrowers under the Company’s senior secured asset-based revolving credit facility (the “ABL Facility”).

The Notes and the related guarantees will be secured by first-priority liens on the collateral that secures the Term Loan Facility on a first-priority basis (which is generally all assets other than those that secure the ABL Facility on a first-priority basis as set forth below) and second-priority liens on the collateral that secures the ABL Facility on a first-priority basis (which is generally inventory, accounts receivable, deposit accounts, securities accounts, certain intercompany loans and related assets), which second-priority liens will be ratable with the liens on such assets securing the obligations under the Term Loan Facility and junior to the liens on such assets securing the ABL Facility.

The Company expects to use the net proceeds from this offering to repay a portion of the amount outstanding under its senior secured term loan facility and to pay related fees and expenses.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Forterra

Forterra is a leading manufacturer of water and drainage pipe and products in the U.S. and Eastern Canada for a variety of water-related infrastructure applications, including water transmission, distribution, drainage and stormwater systems. Based in Irving, Texas, Forterra’s product breadth and scale help make it a preferred supplier for water-related pipe and products, serving a wide variety of customers, including contractors, distributors and municipalities. For more information on Forterra, visit http://forterrabp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

CONTACT:

Simon Chen

Vice President – Treasury and Investor Relations

469.299.9113

IR@forterrabp.com